NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS THIRD QUARTER 2026 RESULTS

•$218.8 million in cash
•$587.2 million in sales, a 14.3 percent year-over-year increase
•GAAP diluted EPS of $1.64
•$67.3 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Completed five acquisitions through Q3

Houston, TX – November 5, 2026 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2026. The following are results for the three months ended September 30, 2026, compared to the three months ended September 30, 2025. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Third Quarter 2026 Financial Highlights:

•Sales increased 14.3 percent to $587.2 million compared to $513.7 million for the third quarter of 2025.
•Net income increased 24.2 percent to $26.9 million, compared to $21.6 million for the third quarter of 2025.
•Earnings per diluted share was $1.64 based upon 16.4 million diluted shares, compared to $1.31 earnings per diluted share in the third quarter of 2025, based on 16.5 million diluted shares.
•Adjusted EBITDA was $67.3 million compared to $56.5 million for the third quarter of 2025, an increase of 19.0 percent. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margins, were 11.5 percent and 11.0 percent, respectively.
•Cash flow from operating activities was $18.7 million, and
•Free Cash Flow (cash flow from operating activities less capital expenditures) for the third quarter was $14.4 million

Business segment financial highlights:

•Service Centers’ revenue for the third quarter was $376.6 million, an increase of 7.6 percent year-over-year, with a 14.8 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the third quarter was $144.1 million, an increase of 43.3 percent year-over-year, with a 16.3 percent operating income margin.
•Supply Chain Services’ revenue for the third quarter was $66.4 million, an increase of 5.5 percent year-over-year, with a 9.0 percent operating income margin.

David R. Little, Chairman and Chief Executive Officer commented, "DXP delivered a strong third quarter, with sales of $587.2 million, diluted earnings per share of $1.64, Adjusted EBITDA of $67.3 million, and free cash flow of $14.4 million. Our results reflect continued execution of our growth strategy, solid organic performance, contribution from recent acquisitions, and sustained strength in EBITDA margins. During the quarter, organic sales were $538.3 million, while acquisitions contributed $48.8 million in sales. We also saw continued strength across our business segments, with Service Centers generating $376.6 million in sales, Innovative Pumping Solutions generating $144.1 million, and Supply Chain Services generating $66.4 million. We remain focused on executing our strategic initiatives, integrating and pursuing acquisitions, generating strong cash flow, and positioning the Company for continued growth in 2027. Overall, we are proud of the progress DXP continues to make and grateful to our customers, suppliers, shareholders, and all of our DXPeople."

Kent Yee, Chief Financial Officer and Senior Vice President, remarked, "Our third quarter sales and adjusted EBITDA continue to show strength and resilience as we march upwards and set a new sales high watermark. Specifically, this quarter reflects continued execution of our strategic goals and the confidence we have in our balanced mix of business, tremendous teams, and a strong balance sheet to support our key initiatives. DXP performed well in the third quarter with $587.2 million in sales. We closed five acquisitions through the third quarter. Total debt outstanding as of September 30, 2026, was $839.5 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.30:1.0 with a covenant EBITDA of $270.0 million for the last twelve months ending September 30, 2026. We expect to finish fiscal year 2026 strong with momentum going into fiscal year 2027."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

Conference Call Information

DXP Enterprises, Inc. management will host a conference call, November 5, 2026, at 10:30 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, and Adjusted Diluted EPS. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, Adjusted Diluted EPS, and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities. Adjusted Net Income reconciles to the most directly comparable GAAP financial measure of Net Income as provided below. We believe Adjusted Net Income is important because it provides the investor with further clarity around Net Income excluding the impact of unique or one-time items during the respective period.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Sales	$587,180	$513,724	$1,685,299	$1,488,975
Cost of sales	406,672	352,465	1,153,118	1,019,638
Gross profit	180,508	161,259	532,181	469,337
Selling, general and administrative expenses	128,046	117,561	381,752	339,138
Income from operations	52,462	43,698	150,429	130,199
Interest expense	16,949	14,894	50,223	44,298
Other (income) expense, net	(950)	(648)	(2,603)	(2,320)
Income before income taxes	36,463	29,452	102,809	88,221
Provision for income taxes	9,593	7,821	27,253	22,389
Net income	26,870	21,631	75,556	65,832
Preferred stock dividend	23	23	68	68
Net income attributable to common shareholders	$26,847	$21,608	$75,488	$65,764

Net income	$26,870	$21,631	$75,556	$65,832
Foreign currency translation adjustments	(118)	(709)	(3,073)	1,940
Comprehensive income	$26,752	$20,922	$72,483	$67,772

Earnings per share:
Basic	$1.73	$1.38	$4.87	$4.19
Diluted	$1.64	$1.31	$4.62	$3.98

Weighted average common shares outstanding:
Basic	15,513	15,686	15,517	15,693
Diluted	16,353	16,526	16,357	16,533

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$218,834	$303,783
Accounts receivable, net of allowance of $4,163 and $3,995, respectively	472,409	397,502
Inventories	124,100	108,144
Costs and estimated profits in excess of billings	68,504	53,855
Prepaid expenses and other current assets	39,674	47,033
Total current assets	923,521	910,317
Property and equipment, net	122,023	114,822
Goodwill	573,034	494,561
Other intangible assets, net	114,192	81,351
Operating lease right of use assets, net	72,680	74,709
Other long-term assets	12,279	9,395
Total assets	$1,817,729	$1,685,155

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$8,480	$8,580
Trade accounts payable	123,767	116,765
Accrued wages and benefits	62,164	51,180
Customer advances	15,872	15,460
Billings in excess of costs and estimated profits	27,735	15,689
Short-term operating lease liabilities	20,042	19,038
Other current liabilities	54,298	45,769
Total current liabilities	312,358	272,481
Long-term debt, net of unamortized debt issuance costs and discounts	814,736	818,476
Long-term operating lease liabilities	54,682	57,509
Other long-term liabilities	65,539	38,250
Total long-term liabilities	934,957	914,235
Total liabilities	1,247,315	1,186,716
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,407,043 issued and 15,516,986 outstanding at September 30, 2026 and 20,403,647 issued and 15,513,590 outstanding at December 31, 2025	204	204
Additional paid-in capital	220,241	220,681
Retained earnings	553,745	478,257
Accumulated other comprehensive loss	(33,680)	(30,607)
Treasury stock, at cost 4,890,057 and 4,890,057 shares, respectively	(170,112)	(170,112)
Total DXP Enterprises, Inc. equity	570,414	498,439
Total liabilities and equity	$1,817,729	$1,685,155

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Sales	2026	2025	2026	2025
Service Centers	$376,637	$350,179	$1,082,511	$1,016,985
Innovative Pumping Solutions	144,115	100,551	405,514	280,273
Supply Chain Services	66,428	62,994	197,274	191,717
Total Sales	$587,180	$513,724	$1,685,299	$1,488,975

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income	2026	2025	2026	2025
Service Centers	$55,614	$51,346	$159,454	$148,561
Innovative Pumping Solutions	23,444	18,399	71,777	50,448
Supply Chain Services	5,998	5,304	18,896	16,096
Total Segments Operating Income	$85,056	$75,049	$250,127	$215,105

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income from operations for reportable segments	$85,056	$75,049	$250,127	$215,105
Adjustment for:
Amortization of intangibles	6,899	5,370	20,714	16,053
Corporate expenses	25,695	25,981	78,984	68,853
Income from operations	$52,462	$43,698	$150,429	$130,199
Interest expense	16,949	14,894	50,223	44,298
Other (income) expense, net	(950)	(648)	(2,603)	(2,320)
Income before income taxes	$36,463	$29,452	$102,809	$88,221

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

We define and calculate EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization. We define and calculate Adjusted EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization plus stock-based compensation expense and all other non-cash charges, adjustments, and non-recurring items. We identify the impact of all other non-cash charges, adjustments and non-recurring items because we believe these items do not directly reflect our underlying operations.

We define and calculate EBITDA Margin as EBITDA divided by sales. We define and calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income before income taxes	$36,463	$29,452	$102,809	$88,221
Plus: Interest expense	16,949	14,894	50,223	44,298
Plus: Depreciation and amortization	12,355	9,920	36,609	28,544
EBITDA	$65,767	$54,266	$189,641	$161,063
Plus: stock compensation expense	1,489	1,478	4,757	4,278
Plus: other non-recurring items(1)	—	757	1,046	992
Adjusted EBITDA	$67,256	$56,501	$195,444	$166,333

Operating Income Margin	8.9%	8.5%	8.9%	8.7%
Net Income Margin	4.6%	4.2%	4.5%	4.4%
EBITDA Margin	11.2%	10.6%	11.3%	10.8%
Adjusted EBITDA Margin	11.5%	11.0%	11.6%	11.2%
(1) Other non-recurring items include non-recurring costs not related to continuing business operations.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
We define and calculate organic sales to include locations and acquisitions under our ownership for at least twelve months. "Acquisition Sales" are sales from acquisitions that have been under our ownership for less than twelve months and are excluded in our calculation of Organic Sales.

"Business Days" are days of the week, excluding Saturdays, Sundays, and holidays, that our locations are open during the year. Depending on the location and the season, our branches may be open on Saturdays and Sundays; however, for consistency, those days have been excluded from the calculation of Business Days.

We define and calculate Sales per Business Day as sales divided by the number of Business Days in the relevant reporting period.

We define and calculate Organic Sales per Business Day as Organic Sales divided by the number of Business Days in the relevant reporting period.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Sales by Business Segment
Service Centers	$376,637	$350,179	$1,082,511	$1,016,985
Innovative Pumping Solutions	144,115	100,551	405,514	280,273
Supply Chain Services	66,428	62,994	197,274	191,717
Total DXP Sales	$587,180	$513,724	$1,685,299	$1,488,975
Acquisition Sales	$48,832	$18,403	$139,425	$74,120
Organic Sales	$538,348	$495,321	$1,545,874	$1,414,855

Business Days	64	64	190	190
Sales per Business Day	$9,175	$8,027	$8,870	$7,837
Organic Sales per Business Day	$8,412	$7,739	$8,136	$7,447

We define and calculate free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment.

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash from operating activities	$18,686	$34,886	$80,641	$56,505
Less: purchases of property and equipment	(4,238)	(6,740)	(10,153)	(37,000)
Free Cash Flow	$14,448	$28,146	$70,488	$19,505

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income	$26,870	$21,631	$75,556	$65,832
One-time non-recurring costs	—	757	1,046	992
Adjustment for taxes	—	(201)	(278)	(252)
Adjusted Net Income	$26,870	$22,187	$76,324	$66,572

Weighted average common shares outstanding
Diluted	16,353	16,526	16,357	16,533

Diluted Earnings per Share	$1.64	$1.31	$4.62	$3.98
Adjusted Diluted Earnings per Share	$1.64	$1.34	$4.67	$4.03